                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and in the headnotes to the "Summary financial and operating data" and "Selected historical consolidated financial data" and to the use of our reports dated March 16, 2005, except for Note 13, as to which the date is April 1, 2005 (Union Drilling,
Inc.), July 1, 2005 (SPA Drilling, L.P.) and July 29, 2005 (Thornton Drilling
Company), in the Registration Statement (Form S-1) and related Prospectus of
Union Drilling, Inc. for the registration of shares of common stock.

Pittsburgh, Pennsylvania
August 8, 2005